Exhibit 99.1

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HP Appoints Randall D. Mott as Executive Vice President, Chief Information Officer

Seasoned industry exec joins HP’s Executive Council

PALO ALTO, Calif., July 11, 2005 – HP today announced that it has appointed Randall D. “Randy” Mott to serve as executive vice president and chief information officer. His responsibilities include all application development, data management, technology infrastructure, data center operations and telecommunication networks worldwide.

Mott, 49, comes to HP from Dell, Inc., where he has served since 2000 as senior vice president, chief information officer, managing the company’s global IT organization and serving as a member of its Global Executive Management Committee. Previously, he spent 22 years at Wal-Mart Stores, Inc., where he pioneered the automation of its retail and supply-chain systems, holding numerous technological and management positions, including six years as senior vice president and chief information officer, with four years on its executive committee.

He takes over the position from Gilles Bouchard, who has served since 2003 as chief information officer and executive vice president of Global Operations. Bouchard, 44, will remain executive vice president of Global Operations.

The splitting of HP’s Global Operations and IT roles follows recent moves to split executive vice president roles that combined leadership for the company’s sales and marketing functions and for the company’s Imaging and Printing Group and Personal Systems Group.

Mott becomes the 11th member of HP’s Executive Council, reporting directly to HP President and Chief Executive Officer Mark Hurd. He follows last month’s additions to the council of Cathy Lyons, a 26-year HP executive, who was named executive vice president and chief marketing officer, and Todd Bradley, previously president and chief executive officer of palmOne, who was named executive vice president of the Personal Systems Group.

“Randy Mott is an outstanding executive with a distinguished track record of running highly efficient, world-class IT operations for complex organizations,” said Hurd. “He will serve as a key leader in enhancing the effectiveness of our IT operations and in helping to drive HP’s continued growth. Gilles Bouchard has done a superb job and I look forward to his continued contributions as a key member of our leadership team.”

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended April 30, 2005, HP revenue totaled $83.3 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including anticipated operational and financial results; statements of expectation or belief; and any statement of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the achievement of expected results and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005, and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2004. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2005 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

7/2005